UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 8, 2013
(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement material pursuant to Rule 14a14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement material pursuant to Rule 13e-4(c) under the Exchange Act (17 CFE 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

On May 8, 2013, Equity LifeStyle Properties, Inc. (referred to herein as “we,” “us,” and “our”) held its 2013 Annual Meeting of Stockholders. Stockholders holding 39,070,318 shares of common stock (being the only class of shares entitled to vote at the meeting), or 93.8%, of our 41,674,320 outstanding shares of common stock as of the record date for the meeting, attended the meeting or were represented by proxy. Our stockholders voted on four proposals presented at the meeting, each of which is discussed in more detail in our Proxy Statement on Schedule 14-A. The proposals submitted for a vote and the related results of the stockholders’ votes were as follows:

Proposal No. 1: To elect ten directors to terms expiring in 2014. This proposal received the required affirmative vote of holders of a plurality of the votes cast and the directors were elected.

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Philip Calian	37,796,037	150,636	1,123,645
David Contis	37,204,976	741,697	1,123,645
Thomas Dobrowski	37,796,107	150,566	1,123,645
Thomas Heneghan	37,586,442	360,231	1,123,645
Marguerite Nader	37,803,283	143,390	1,123,645
Sheli Rosenberg	36,291,580	1,655,093	1,123,645
Howard Walker	37,586,442	360,231	1,123,645
Gary Waterman	37,204,794	741,879	1,123,645
William Young	37,856,086	90,587	1,123,645
Samuel Zell	36,898,605	1,048,068	1,123,645

Proposal No. 2: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2013. This proposal received the required affirmative vote of holders of a majority of the votes cast and was approved.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Shares Voted	39,007,206	58,783	4,329	—

Proposal No. 3: To approve a non-binding advisory basis on our executive compensation. This proposal received the required affirmative vote of holders of a majority of the votes cast and was approved.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Shares Voted	37,769,179	169,972	7,522	1,123,645

Proposal No. 4: To ratify a stockholder proposal regarding a report on political contributions. This proposal did not receive the required affirmative vote of holders of a majority of the votes cast and was not approved.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Shares Voted	15,149,777	17,605,297	5,191,599	1,123,645

Item 8.01    Other Events

On May 8, 2013, our Board of Directors declared a dividend of $0.50 per common share, representing, on an annualized basis, a dividend of $2.00 per common share.  The dividend will be paid on July 12, 2013 to stockholders of record on June 28, 2013.  Our Board of Directors also declared a dividend of $0.421875 per depositary share (each representing 1/100 of a share of our 6.75% Series C Cumulative Redeemable Perpetual Preferred Stock) (NYSE: ELSPrC), which represents, on an annualized basis, a dividend of $1.6875 per depositary share.  The dividend will be paid on July 1, 2013 to stockholders of record on June 20, 2013.
    This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2013 estimated net income, funds from operations and normalized funds from operations;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

We own or have an interest in 383 quality properties in 32 states and British Columbia consisting of 142,682 sites. We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
EQUITY LIFESTYLE PROPERTIES, INC.

By:/s/ Paul Seavey
Paul Seavey
Senior Vice President, Chief Financial Officer and
Treasurer

Date: May 9, 2013